UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2018
KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204
(Address of principal executive offices) (Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2018, Kite Realty Group Trust (“Kite Realty” or the “Company”) and Daniel R. Sink, Executive Vice President and Chief Financial Officer of the Company, entered into a Separation Agreement and General Release (the “Separation Agreement”) providing for certain terms in connection with the conclusion of Mr. Sink’s employment with the Company. Mr. Sink’s intention not to renew his employment agreement upon its June 30, 2018 expiration was previously disclosed on April 23, 2018.

Effective June 30, 2018, Mr. Sink’s employment agreement expired, and he resigned from all positions with the Company and its subsidiaries. Under the terms of the Separation Agreement, subject to Mr. Sink not revoking the Separation Agreement during the seven-day revocation period set forth therein, the Company has agreed to (i) as of the date after the seven-day revocation period (the “Effective Date”), fully accelerate the vesting of all of Mr. Sink’s then-outstanding equity or equity-based awards that are subject only to time-vesting based on continued service as set forth in the Separation Agreement, (ii) as of June 30, 2018, waive all no-sell restrictions applicable to shares of the Company’s common stock (including common stock issued upon conversion of LTIP units) then-held by Mr. Sink, and (iii) as of the next regularly-scheduled payroll date on or following the Effective Date, pay Mr. Sink a lump sum cash payment of $161,250 (less applicable taxes and withholdings), which amount is equivalent to 50% of his 2018 target cash bonus opportunity. In addition, Mr. Sink will receive his final paycheck, which will include all earned but unpaid base salary through June 30, 2018 and payment for accrued but unused paid time off in the amount of $30,389.

Mr. Sink’s decision to resign and not to renew his employments agreement is not due to any disagreements with the Company with respect to any matter, including but not limited to any accounting-related policy or matter. The foregoing summary is not complete and is qualified in its entirety by reference to the copy of the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Company is in the process of searching for a new Chief Financial Officer. In the interim, Dave Buell, Senior Vice President, Chief Accounting Officer of the Company, is performing the functions of the Company’s principal financial officer. Mr. Buell is 36 years old and has served as the Company’s Senior Vice President, Chief Accounting Officer since January 2018. Mr. Buell previously served as the Company’s Corporate Controller from 2014 to 2017 and Director, Accounting & Financial Reporting from 2010 to 2014. Prior to that, Mr. Buell was a senior manager at KPMG. Mr. Buell holds B.S. degrees in Accounting and Finance from Indiana University and is a certified public accountant.

Item 9.01    Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit Number
10.1	Separation Agreement and General Release, dated as of June 30, 2018, by and between Kite Realty Group Trust and Daniel R. Sink.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: July 2, 2018	By:	/s/ Scott E. Murray
Scott E. Murray

EXHIBIT INDEX

Exhibit Number
10.1	Separation Agreement and General Release, dated as of June 30, 2018, by and between Kite Realty Group Trust and Daniel R. Sink.